Exhibit 99.1

Amyris Reports Another Strong Quarter of Recurring Revenue Growth

•	Fourth quarter total revenue of $40.5 million increased 148% over Fourth Quarter 2018

•	Fiscal 2019 total revenue of $152.6 million increased 140% over Fiscal 2018

•	More than doubled recurring revenue year over year with gross margin of 56%

EMERYVILLE, Calif. (March 12, 2020) -- Amyris, Inc. (Nasdaq:AMRS), a global science and technology leader of pure, sustainable ingredients for the Health & Wellness and Clean Beauty markets, today announced preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2019.

“We delivered very strong top line revenue following our transition to higher margin, recurring product revenue,” said John Melo, President and CEO of Amyris. “Today, we have a business model that combines a rapidly growing ingredients business with three, fast-growing Amyris consumer brands: Biossance skin care, Pipette baby care and our Purecane sweetener. This business model is underpinned by the leading Synthetic Biology platform and a portfolio of molecules that are delivering industry-leading growth in Clean Beauty and Health and Wellness markets. We have developed and commercially scaled more molecules from clean fermentation than any other company.”

Continued Melo, “At a time when the world needs it most, Amyris provides a secure supply of sustainably-sourced products. We are making significant progress in reducing our production and operating costs and expect the combination of cost reduction actions that are well under way along with our continued strong growth to improve our adjusted EBITDA by about $100 million over 2019. Our consumer business is experiencing the fastest growth in our history during the first quarter and is expected to represent over $90 million in gross sales for 2020. Biossance.com is on track for over 300% growth in the first quarter after a record 2019. We are focused on keeping our people, customers and partners healthy during this unpredictable period facing the world.”

Fourth Quarter 2019 Financial Results

•	GAAP total revenue of $40.5 million, compared with $16.4 million for the fourth quarter of 2018.

•
Products revenue for the quarter was $18.5 million compared with $12.1 million for the same period a year ago. Product associated royalties were $10.7 million for the quarter compared with $0.1 million for the fourth quarter of 2018.

•	Grants and collaborations revenue was $11.4 million for the quarter compared with $4.2 million for the year-ago period.

Exhibit 99.1

•
Sales, general and administrative expenses were $34.1 million for the fourth quarter of 2019 compared with $26.1 million for the year-ago period, primarily reflecting increased spending to support consumer products.

•
Research and development expenses of $15.4 million for the quarter declined from $18.8 million reported for the fourth of 2018 resulting from reduced consulting expenses, lab supplies and equipment rental costs.

•
GAAP net loss attributable to Amyris common stockholders for the quarter was $77.4 million, or $0.65 per basic and $0.70 per diluted share, compared with a GAAP net loss attributable to Amyris common stockholders for the fourth quarter of 2018 of $48.6 million, or $0.65 per basic and diluted share.

•	Non-GAAP net loss for the quarter was $45.0 million, or $0.38 per basic share. This compared with a non-GAAP net loss of $56.6 million, or $0.76 per basic share for the fourth quarter of 2018.

Year Ended December 31, 2019

•	GAAP revenue for the year ended December 31, 2019 was $152.6 million, compared with $63.6 million for the same period of 2018.

•	Product revenue was $59.9 million, up substantially from $33.6 million for the prior year period. Product associated royalties revenue was $54.0 million compared with $7.7 million for the prior year.

•
GAAP net loss attributable to Amyris common stockholders for 2019 was $270.4 million, or $2.67 per basic share and $2.72 per diluted share. This compared to a net loss of $223.1 million, or $3.69 per basic and diluted share for 2018.

•	Non-GAAP net loss was $169.2 million, or $1.67 per basic share, compared to a non-GAAP net loss for 2018 of $171.0 million, or $2.83 per basic share.

Fiscal Year 2020 Goals

•	Manage business toward reduced cash burn and further address capital structure and debt simplification while ensuring adequate cash available to invest in growth

•	Focus on recurring revenue growth of 100% year over year while improving operating cash flow by over $100 million through the following actions:

o	Increased product revenue coupled with lower manufacturing costs by moving more production to Brotas with lower cost manufacturing agreement

o	Anticipated higher collaborations, licenses and royalties revenue

o	Lower operating expenses due to non-recurring expense associated with accounting issues and compliance in 2019, operating expense management and positive change in our equipment leases.

Exhibit 99.1

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income (loss) is calculated as GAAP net income/loss excluding impairment, stock-based compensation expense, gains or losses on divestiture, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, depreciation and amortization, deemed dividends, and losses allocated to participating securities.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net loss, to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (877) 870-4263. Participants should ask to be joined to the Amyris, Inc. call.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris
Amyris, Inc. (Nasdaq:AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Health & Wellness, Clean Beauty and Flavors & Fragrances markets.  Amyris applies its exclusive, advanced technology, including state-of-the-art machine learning, robotics and artificial intelligence to engineer yeast, that when combined with sugarcane syrup through fermentation, is converted to highly pure molecules for specialty ingredients. Amyris manufactures sustainably-sourced ingredients at industrial scale for B2B partners and further distribution to more than 3,000 of the world’s top brands, reaching more than 200 million consumers. Amyris stands by its No Compromise® promise that everything it makes is sustainably sourced, performs better, costs less, has higher purity and is better for people and the planet than products made less sustainably. Amyris is proud to own three consumer brands - all built around clean ingredients with No Compromise®.  They are Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener that is naturally derived from sugarcane. More information about the company is available at www.amyris.com

Exhibit 99.1

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as expected revenue, EBITDA, and expenses for 2019 and beyond, the anticipated development and commercialization of the company's cannabinoid products, including the timing thereof and potential product revenue and royalties related thereto, future cash burn and developments with the company’s capitalization structure. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.
Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

Contact:

Peter DeNardo
Senior Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com

-Financial Tables Attached-

Exhibit 99.1

Amyris, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except shares and per share amounts)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$270	$45,353
Restricted cash	469	741
Accounts receivable, net	16,322	16,003
Accounts receivable - related party, net	3,868	1,349
Accounts receivable, unbilled - related party	-	8,021
Contract assets	8,485	-
Inventories	27,770	9,693
Deferred cost of products sold - related party	3,677	489
Prepaid expenses and other current assets	12,750	10,566
Total current assets	73,611	92,215
Property, plant and equipment, net	28,930	19,756
Contract assets, noncurrent - related party	1,203	1,203
Deferred cost of products sold, noncurrent - related party	12,815	2,828
Restricted cash, noncurrent	960	960
Recoverable taxes from Brazilian government entities	7,676	3,005
Right-of-use assets under financing leases, net	12,863	-
Right-of-use assets under operating leases, net	13,203	-
Other assets	9,705	7,958
Total assets	$160,966	$127,925
Liabilities, Mezzanine Equity and Stockholders' Deficit
Current liabilities:
Accounts payable	$51,234	$26,844
Accrued and other current liabilities	36,655	28,979
Financing lease liabilities	3,465	-
Operating lease liabilities	4,625	-
Contract liabilities	1,353	8,236
Debt, current portion	45,313	124,010
Related party debt, current portion	18,492	23,667
Total current liabilities	161,137	211,736
Long-term debt, net of current portion	48,452	43,331
Related party debt, net of current portion	149,515	18,689
Financing lease liabilities, net of current portion	4,166	-
Operating lease liabilities, net of current portion	15,037	-
Derivative liabilities	9,803	42,796
Other noncurrent liabilities	23,024	23,192
Total liabilities	411,134	339,744
Commitments and contingencies
Mezzanine equity:
Contingently redeemable common stock	5,000	5,000
Stockholders’ deficit:
Preferred stock	-	-
Common stock	12	8
Additional paid-in capital	1,543,668	1,346,996
Accumulated other comprehensive loss	(43,804)	(43,343)
Accumulated deficit	(1,755,653)	(1,521,417)
Total Amyris, Inc. stockholders’ deficit	(255,777)	(217,756)
Noncontrolling interest	609	937
Total stockholders' deficit	(255,168)	(216,819)
Total liabilities, mezzanine equity and stockholders' deficit	$160,966	$127,925

Exhibit 99.1

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except shares and per share amounts)	2019	2018	2019	2018
Revenue:
Renewable products (includes related party revenue of $8, $2, $56 and $360, respectively)	$18,505	$12,131	$59,872	$33,598
Licenses and royalties, net (includes related party revenue of $8,750, ($1,408), $49,051 and $5,958, respectively)	10,656	74	54,043	7,658
Grants and collaborations (includes related party revenue of $297, $429, $4,120 and $4,735, respectively)	11,375	4,166	38,642	22,348
Total revenue	40,536	16,371	152,557	63,604
Cost and operating expenses:
Cost of products sold	22,702	16,275	76,185	36,698
Research and development(1)	15,367	18,783	71,460	68,722
Sales, general and administrative(1)	34,131	26,109	126,586	90,902
Impairment of other assets	216	3,865	216	3,865
Total cost and operating expenses	72,416	65,032	274,447	200,187
Loss from operations	(31,880)	(48,661)	(121,890)	(136,583)
Other income (expense):
Loss on divestiture	-	-	-	(1,778)
Interest expense	(14,057)	(13,965)	(58,665)	(42,703)
Gain (loss) from change in fair value of derivative instruments	5,214	30,284	2,777	(30,880)
Gain (loss) from change in fair value of debt	(740)	2,082	(19,369)	2,082
Loss upon extinguishment of debt	(35,612)	(17,398)	(44,208)	(17,424)
Other expense, net	(1,703)	(940)	(783)	(2,949)
Total other expense, net	(46,898)	63	(120,248)	(93,652)
Loss before income taxes	(78,778)	(48,598)	(242,138)	(230,235)
Provision for income taxes	(96)	-	(629)	-
Net loss attributable to Amyris, Inc.	(78,874)	(48,598)	(242,767)	(230,235)
Less deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	(34,964)	-
Less deemed dividend related to proceeds discount upon conversion of Series D preferred stock	-	-	-	(6,852)
Less loss allocated to participating securities	1,441	-	7,380	13,991
Net loss attributable to Amyris, Inc. common stockholders	$(77,433)	$(48,598)	$(270,351)	$(223,096)

Loss per share attributable to common stockholders
Basic	$(0.65)	$(0.65)	$(2.67)	$(3.69)
Diluted	$(0.70)	$(0.65)	$(2.72)	$(3.69)

Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted
Basic	118,652,121	74,265,076	101,370,632	60,405,910
Diluted	118,392,989	74,265,076	101,296,575	60,405,910

(1) Includes stock-based compensation expense as follows:
Research and development	$898	$606	$2,900	$1,797
Sales, general and administrative	1,595	2,468	9,653	7,393
	$2,493	$3,074	$12,553	$9,190

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$(77,433)	$(48,598)	$(270,351)	$(223,096)

Exhibit 99.1

Non-GAAP adjustments:
Impairment of other assets	216	3,865	216	3,865
Stock-based compensation expense	2,493	3,074	12,553	9,190
(Gain) loss from change in fair value of derivative instruments	(5,214)	(30,284)	(2,777)	30,880
(Gain) loss from change in fair value of debt	740	(2,082)	19,369	(2,082)
Loss upon extinguishment of debt	35,612	17,398	44,208	17,424
Deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	34,964	-
Deemed dividend related to proceeds discount upon conversion of Series D preferred stock	-	-	-	6,852
Loss allocated to participating securities	(1,441)	-	(7,380)	(13,991)
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$(45,027)	$(56,627)	$(169,198)	$(170,958)

Weighted-average shares outstanding
Shares outstanding, basic

Net loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$(0.65)	$(0.65)	$(2.67)	$(3.69)
Non-GAAP adjustments:
Impairment of other assets	0.00	0.05	0.00	0.06
Stock-based compensation expense	0.02	0.04	0.12	0.15
(Gain) loss from change in fair value of derivative instruments	(0.04)	(0.41)	(0.03)	0.51
(Gain) loss from change in fair value of debt	0.01	(0.03)	0.19	(0.03)
Loss upon extinguishment of debt	0.30	0.23	0.44	0.29
Deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	0.34	-
Deemed dividend related to proceeds discount upon conversion of Series D preferred stock	-	-	-	0.11
Loss allocated to participating securities	(0.01)	-	(0.07)	(0.23)
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)(1)	$(0.38)	$(0.76)	$(1.67)	$(2.83)

(1) Amounts may not sum due to rounding.

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited)
Three Months Ended December 31,	Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Revenue (GAAP and non-GAAP)
Renewable products	$18,505	$12,131	$59,872	$33,598
Licenses and royalties	10,656	74	54,043	7,658
Grants and collaborations	11,375	4,166	38,642	22,348
Total revenue (GAAP and non-GAAP)	$40,536	$16,371	$152,557	$63,604

Cost of products sold (GAAP)	$22,702	$16,275	$76,185	$36,698
Other costs/provisions	(4,643)	(3,683)	(7,172)	(7,402)
Excess capacity	275	(155)	(1,155)	(1,442)
Depreciation and amortization	(258)	(80)	(753)	(397)
Cost of products sold (non-GAAP)	$18,076	$12,357	$67,105	$27,457

Adjusted gross profit (non-GAAP)	$22,460	$4,014	$85,452	$36,147
Gross margin %	55%	25%	56%	57%

Research and development expense (GAAP)	$15,367	$18,783	$71,460	$68,722
Stock-based compensation expense	(898)	(606)	(2,900)	(1,797)
Depreciation and amortization	(1,330)	(603)	(2,670)	(3,519)
Research and development expense (non-GAAP)	$13,139	$17,574	$65,890	$63,406

Exhibit 99.1

Sales, general and administrative expense (GAAP)	$34,131	$26,109	$126,586	$90,902
Stock-based compensation expense	(1,595)	(2,468)	(9,653)	(7,393)
Depreciation and amortization	(303)	(283)	(1,157)	(1,007)
Sales, general and administrative expense (non-GAAP)	$32,233	$23,358	$115,776	$82,502